SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  May 31, 2005

Petroleum Development Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada                                0-7246                                95-2636730

(State or Other Jurisdiction        (Commission                       (IRS Employer

       of Incorporation)                 File Number)                     Identification No.)

103 East Main Street; Bridgeport, WV    26330

(Address of Principal Executive Offices)

Registrant's telephone number, including area code    304-842-3597

no change

(Former Name or Former Address, if Changed Since Last Report

Item 8.01.  Other Events

On Friday May 27, 2005 the Board of Directors of Petroleum Development Corporation approved an increase in the Company's stock repurchase program for 2005 from 2% to 10% of the Company's outstanding common stock.  Through May 27, 2005, the Company had repurchased 2% of the outstanding common stock of the Company (331,796 shares).

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Petroleum Development Corporation

Date  March 31,  2005

By  /s/ Darwin L. Stump

        Darwin L. Stump

        Chief Financial Officer